Exhibit 99.1

FOR IMMEDIATE RELEASE

Made in USA Inc. (OTC: USDW) Completes $25 Million All-Stock

Acquisition of Made in USA One LLC Assets

Board of Directors Approved – Technology Platform for Made in USA Verification Now Integrated

The Leader in USA Validation and Certifications — Backed by 28+ Years of

Made in USA and Product of USA Certification Expertise

Franklin, North Carolina, June 26, 2026 (EIN Press wire). Made in USA Inc. (OTC: USDW) (the “Company”) today announced that the Company acquired intellectual property and other assets from Made in USA One LLC, a Wyoming limited liability company (“Seller”) in an all stock transaction valued at $25,000,000. The Company and the Seller are affiliates by virtue of being under common control.

With 28+ years of experience in Made in USA and Product of USA certification, Made in USA Inc. is the leader in USA validation and certifications. No company with over 28 years in this space can question our leadership position.

The Company issued 5,000,000 shares of common stock as consideration. No cash consideration was paid. The acquired assets provide the core operating infrastructure for a technology-enabled Made in USA verification, certification, and supply-chain transparency platform, including modular DataWallet™ technology built into the ERP system.

Integrated Capabilities Now Include:

•	Full digital and operational infrastructure, including servers, co-location, email systems, and content platforms
•	TPM (Trusted Platform Module) security capabilities for hardware attestation and hardened security for certification and supply-chain auditing
•	Blockchain infrastructure, including public and private XRPL (XRP Ledger) and Hyperledger frameworks
•	ERP systems with IoT integration and modular DataWallet™ technology
•	65 premium domain names and digital properties
•	Brand assets and common law rights associated with Made in USA names, including Made in USA Certified
•	AI-enabled verification tools
•	Nutrient Credit documentation capabilities for environmental and U.S. water quality program workflows
•	.well-known/ai platform capabilities designed to help websites publish authoritative, machine-readable information for AI systems, improving digital accuracy and reducing time and cost spent correcting outdated or inaccurate online representations

“With Board approval and successful closing of this acquisition, Made in USA Inc. now consolidates over 28+ years of definitive leadership in supply chain auditing and certification with a comprehensive technology backbone to advance American manufacturing verification. These assets—created over 28+ years by the field’s definitive expert—combine best practices, proprietary IP, and proven proof-of-origin methodologies. We intend to leverage this integrated platform, including modular DataWallet™ technology built into the ERP system and .well-known/ai capabilities for AI-readable website accuracy, to help manufacturers document origin, support transparency, and build consumer trust in U.S.-made products.”

— Adam Reiser, Founder and Chief Executive Officer

The Company expects the transaction to be reflected in its quarterly reporting. The shares issued are restricted securities under the Securities Act of 1933 and are subject to Rule 144 resale restrictions.

The Company expects the transaction to be reflected in its quarterly reporting. The shares issued are restricted securities under the Securities Act of 1933 and are subject to Rule 144 resale restrictions.

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About Made in USA Inc.

Made in USA Inc. (OTC: USDW) is the leader in USA validation and certifications, with 28+ years of Made in USA and Product of USA certification expertise. The Company is building a technology-driven ecosystem to verify, certify, and promote American manufacturing through AI, blockchain, IoT, ERP, modular DataWallet™ technology, TPM security, well-known/ai website accuracy infrastructure, Nutrient Credit documentation capabilities, and related infrastructure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to risks and uncertainties. The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact

Adam Reiser

Founder & Chief Executive Officer

Made in USA Inc.

Email: adam@miusa.one

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